UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2009

Euoko Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51163	98-0547993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 Mowat Avenue, Suite 535, Toronto, Ontario Canada		M6K 3E3
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (416) 657.3456

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[           ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[           ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[           ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[           ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01	Regulation FD Disclosure

On or about April 1, 2008, our company and Search Toppers.com, L.L.C. entered into a Master Services Agreement, under which Search Toppers would provide internet marketing services to our company. On January 27, 2009, Search Toppers filed a Complaint against our company in the Superior Court of Arizona, County of Maricopa, alleging claims for breach of contract and unjust enrichment against Euoko, with respect to events alleged to have occurred relating to the Master Services Agreement. We did not feel that the action had any merit or would have any material impact on our operations, and so did not defend the action at the time, and on May 26, 2009, judgments were entered against our company in the lawsuit, for $197,500.00 in damages and $3,999.25 in attorneys’ fees to Search Toppers. The total value of the Agreement was approximately $120,000, of which we had paid approximately $40,000.

Our company has denied and continues to deny the claims alleged in the lawsuit by Search Toppers. We have retained counsel in Arizona to assist in this dispute.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUOKO GROUP, INC.

/s/ Brandon Truaxe
Brandon Truaxe
President and Chief Executive Officer
Date August 17, 2009